UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 14, 2008, we entered into a services agreement with CNL Capital Markets Corp. (“CCM”), an affiliate of our advisor and of the managing dealer of our securities offerings, pursuant to which CCM will serve as our agent in connection with certain services related to our offerings and securities. Effective on March 14, 2008, CCM, acting as our agent, entered into a transfer agency and services agreement with Boston Financial Data Services, Inc. (“Boston Financial”), an affiliate of State Street Bank and Trust Company, pursuant to which Boston Financial has been engaged to act as the transfer agent (the “Transfer Agent”) for our common stock, with services taking effect beginning Saturday March 15, 2008. Shareholders can contact the new Transfer Agent, located at 30 Dan Road, Suite 8562, Canton, Massachusetts 02021, through its customer service line, 1-866-650-0650, option 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008	CNL INCOME PROPERTIES, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and Chief Accounting Officer